SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:   (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 24, 2006, the registrant, Cubist Pharmaceuticals, Inc., or Cubist, conducted a telephone conference. A replay of the conference call has been available for webcast at www.cubist.com since approximately 8:00 p.m., Eastern Time on March 24, 2006. The replay will continue to be available until April 23, 2006. The press release announcing the conference call indicated that a simultaneous webcast would be available on Cubist’s website at www.cubist.com. Because of the short time period between the press release and the call, Cubist was unable to webcast the call live but began webcasting the replay of the call shortly thereafter, as mentioned above. The conference call transcript is being furnished as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

On March 24, 2006, Cubist issued a press release relating to its receipt of an Approvable Letter from the U.S. Food & Drug Administration, or FDA, for Cubist’s supplemental New Drug Application for CUBICIN® (daptomycin for injection), or Cubist’s sNDA. The press release also announced the conference call described under Item 7.01 above. A copy of the press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as exhibit 99.2.

On March 27, 2006, Cubist issued a press release relating to its submission to the FDA of an amendment to Cubist’s sNDA for CUBICIN in complete response to the FDA Approvable Letter of March 24, 2006. A copy of the press release has been filed as an exhibit to this Report on Form 8-K, attached hereto as exhibit 99.3.

Item 9.01  Financial Statements and Exhibits.

99.1	Transcript of March 24, 2006 conference call

99.2	Press Release dated March 24, 2006

99.3	Press Release dated March 27, 2006

The transcript included as Exhibit 99.1 hereto is being furnished pursuant to Item 7.01 above and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated: March 28, 2006